Exhibit 1

Joint Filing Agreement

In connection with the beneficial ownership of shares of common stock, no par value, of Churchill Downs Incorporated, (i) The Duchossois Group, Inc., a Delaware corporation, (ii) CDI Holdings LLC, a Delaware limited liability company, and (iii) Craig J. Duchossois hereby agree to the joint filing on behalf of such persons of all filings, including the filing of a Schedule 13D and all amendments thereto under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), required under the Exchange Act pursuant to which joint filing statements are permitted.

IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be executed as of March [•], 2022.

Date: March 17, 2022	THE DUCHOSSOIS GROUP, INC.

	By:	/s/ Eric A. Reeves
		Name:	Eric A. Reeves
		Title:	Vice President, General Counsel and Secretary

Date: March 17, 2022	CDI HOLDINGS LLC

	By:	The Duchossois Group, Inc., its manager
	By:	/s/ Eric A. Reeves
		Name:	Eric A. Reeves
		Title:	Vice President, General Counsel and Secretary

Date: March 17, 2022	/s/ Craig J. Duchossois
Craig J. Duchossois

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